EXHIBIT 99.1

Stride Posts Another Record Year

Earnings Per Share Increased 58% YoY

RESTON, Va., Aug. 06, 2024 (GLOBE NEWSWIRE) -- Stride, Inc. (NYSE: LRN), one of the nation’s most successful technology-based education companies, today announced its results for the fourth quarter and full fiscal year ended June 30, 2024.

Fiscal 2024 Highlights Compared to 2023

  Revenue of $2,040.1 million, compared with $1,837.4 million.
  Income from operations of $249.6 million, compared with $165.5 million.
  Net income of $204.2 million, compared with $126.9 million.
  Diluted net income per share of $4.69, compared with $2.97.
  Adjusted operating income of $293.9 million, compared with $201.0 million. (1)
  Adjusted EBITDA of $390.7 million, compared with $296.2 million. (1)

Fiscal 2024 Summary Financial Metrics

	Year Ended June 30,		Change 2024/2023
	2024	2023	$	%
	(In thousands, except percentages and per share data)
Revenues	$2,040,069	1,837,358	202,711	11.0%

Income from operations	249,600	165,499	84,101	50.8%
Adjusted operating income (1)	293,940	201,027	92,913	46.2%

Net income	204,183	126,867	77,316	60.9%
Net income per share, diluted	4.69	2.97	1.72	57.9%

EBITDA (1)	359,283	275,857	83,426	30.2%
Adjusted EBITDA (1)	390,745	296,177	94,568	31.9%

(1)	To supplement our financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we also present non-GAAP financial measures including adjusted operating income (loss), EBITDA and adjusted EBITDA. Management believes that these additional metrics provide useful information to investors relating to our financial performance. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

Fourth Quarter Fiscal 2024 Highlights Compared to 2023

  Revenue of $534.2 million, compared with $483.5 million.
  Income from operations of $73.7 million, compared with $53.9 million.
  Net income of $62.8 million, compared with $43.4 million.
  Diluted net income per share of $1.42 compared with $1.01.
  Adjusted operating income of $87.9 million, compared with $64.4 million. (1)
  Adjusted EBITDA of $112.1 million, compared with $88.8 million. (1)

Fourth Quarter Fiscal 2024 Summary Financial Metrics

	Three Months Ended June 30,		Change 2024/2023
	2024	2023	$	%
	(In thousands, except percentages and per share data)
Revenues	$534,183	$483,489	$50,694	10.5%

Income from operations	73,678	53,946	19,732	36.6%
Adjusted operating income (1)	87,896	64,430	23,466	36.4%

Net income	62,782	43,372	19,410	44.8%
Net income per share, diluted	1.42	1.01	0.41	40.6%

EBITDA (1)	101,897	83,648	18,249	21.8%
Adjusted EBITDA (1)	112,087	88,772	23,315	26.3%

(1)	To supplement our financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we also present non-GAAP financial measures including adjusted operating income (loss), EBITDA and adjusted EBITDA. Management believes that these additional metrics provide useful information to investors relating to our financial performance. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

Revenue and Enrollment Data

Revenue

The following table sets forth the Company’s revenues for the periods indicated:

	Three Months Ended				Year Ended
	June 30,		Change 2024 / 2023		June 30,		Change 2024 / 2023
	2024	2023	$	%	2024	2023	$	%
	(In thousands, except percentages)

General Education	$347,058	$295,402	$51,656	17.5%	$1,289,193	$1,131,391	$157,802	13.9%
Career Learning
Middle - High School	167,219	156,668	10,551	6.7%	651,191	586,770	64,421	11.0%
Adult	19,906	31,419	(11,513)	(36.6%)	99,685	119,197	(19,512)	(16.4%)
Total Career Learning	187,125	188,087	(962)	(0.5%)	750,876	705,967	44,909	6.4%
Total Revenues	$534,183	$483,489	$50,694	10.5%	$2,040,069	$1,837,358	$202,711	11.0%

Enrollment Data

The following table sets forth enrollment data for students in our General Education and Career Learning lines of revenue. Enrollments for General Education and Career Learning only include those students in full service public or private programs where Stride provides a combination of curriculum, technology, instructional and support services inclusive of administrative support.

	Three Months Ended		Change		Year Ended		Change
	June 30,		2024 / 2023		June 30,		2024 / 2023
	2024	2023	#	%	2024	2023	#	%
	(In thousands, except percentages)

General Education (1)	120.6	110.6	10.0	9.0%	121.6	112.3	9.3	8.3%
Career Learning (1)(2)	72.8	65.5	7.3	11.1%	72.7	65.9	6.8	10.3%
Average Enrollment	193.4	176.1	17.3	9.8%	194.3	178.2	16.1	9.0%

(1)	This data includes enrollments for which Stride receives no public funding or revenue.
(2)	No enrollments are included in Career Learning for Stride’s Adult Learning offerings.

Revenue per Enrollment Data

The following table sets forth revenue per average enrollment data for students for the period indicated. If the mix of enrollments changes, our revenues will be impacted to the extent the average revenues per enrollments are significantly different.

	Three Months Ended		Change		Year Ended		Change
	June 30,		2024 / 2023		June 30,		2024 / 2023
	2024	2023	$	%	2024	2023	$	%

General Education	$2,735	$2,455	$280	11.4%	$10,028	$9,270	$758	8.2%
Career Learning	2,294	2,389	(95)	(4.0%)	8,946	8,885	61	0.7%

Cash Flow and Capital Allocation

As of June 30, 2024, the Company’s cash and cash equivalents and marketable securities totaled $714.2 million, compared with $545.5 million reported at June 30, 2023.

Capital expenditures for the fiscal year ended June 30, 2024 were $61.6 million, compared to $66.5 million in fiscal year 2023, and were comprised of $2.3 million of property and equipment, $40.7 million of capitalized software development and $18.7 million of capitalized curriculum development.

Fiscal Year 2025 Outlook

The Company will provide an outlook for fiscal year 2025 when it reports results for the first quarter of fiscal year 2025, anticipated to be released in October 2024. No separate guidance communication, or enrollment counts, for fiscal 2025 will be provided before that time.

Conference Call

The Company will discuss its fourth quarter and full fiscal year 2024 financial results during a conference call scheduled for Tuesday, August 6, 2024 at 5:00 p.m. eastern time (ET).

A live webcast of the call will be available at https://events.q4inc.com/attendee/804531504. To participate in the live call, investors and analysts should dial (800) 715-9871 (domestic) or +1 (646) 307-1963 (international) and provide the conference ID number 8901384. Please access the website at least 15 minutes prior to the start of the call.

A replay of the call will be posted at https://events.q4inc.com/attendee/804531504 as soon as it is available.

About Stride Inc.

Stride Inc. (NYSE: LRN) is redefining lifelong learning with innovative, high-quality education solutions. Serving learners in primary, secondary, and postsecondary settings, Stride provides a wide range of services including K-12 education, career learning, professional skills training, and talent development. Stride reaches learners in all 50 states and over 100 countries. Learn more at stridelearning.com.

Investor Contact

Timothy Casey
Vice President, Investor Relations
Stride, Inc.
tcasey@k12.com

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements. We have tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “continues,” “likely,” “may,” “opportunity,” “potential,” “projects,” “will,” “will be,” “expects,” “plans,” “intends” and similar expressions to identify forward looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based upon information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: reduction of per pupil funding amounts at the schools we serve; inability to achieve a sufficient level of new enrollments to sustain our business model; limitations of the enrollment data we present, which may not fully capture trends in the performance of our business; failure to enter into new school contracts or renew existing contracts, in part or in their entirety; failure of the schools we serve or us to comply with federal, state and local regulations, resulting in a loss of funding, an obligation to repay funds previously received, or contractual remedies; governmental investigations that could result in fines, penalties, settlements, or injunctive relief; declines or variations in academic performance outcomes of the students and schools we serve as curriculum standards, testing programs and state accountability metrics evolve; harm to our reputation resulting from poor performance or misconduct by operators or us in any school in our industry and/or in any school in which we operate; legal and regulatory challenges from opponents of virtual public education or for-profit education companies; changes in national and local economic and business conditions and other factors, such as natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments; discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts, or a reduction in the scope of services, with schools; failure to develop the Career Learning business; entry of new competitors with superior technologies and lower prices; unsuccessful integration of mergers, acquisitions and joint ventures; failure to further develop, maintain and enhance our technology, products, services and brands; inadequate recruiting, training and retention of effective teachers and employees; infringement of our intellectual property; disruptions to our Internet-based learning and delivery systems, including, but not limited to, our data storage systems and third-party cloud systems and facilities, resulting from cybersecurity attacks; misuse or unauthorized disclosure of student and personal data; and failure to prevent or mitigate a cybersecurity incident that affects our systems; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this press release is as of today’s date, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Financial Statements

The financial statements set forth below are not the complete set of Stride, Inc.’s financial statements for the three and twelve months ended June 30, 2024 and are presented below without footnotes. Readers are encouraged to obtain and carefully review Stride Inc.’s Annual Report on Form 10-K for the year ended June 30, 2024, including all financial statements contained therein and the footnotes thereto, filed with the SEC, which may be retrieved from the SEC’s website at www.sec.gov or from Stride Inc.’s website at www.stridelearning.com.

STRIDE, INC. CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended		Year Ended
	June 30,		June 30,
	2024	2023	2024	2023
	(In thousands except share and per share data)
Revenues	$534,183	$483,489	$2,040,069	$1,837,358
Instructional costs and services	345,971	311,408	1,276,466	1,190,288
Gross margin	188,212	172,081	763,603	647,070
Selling, general, and administrative expenses	114,534	118,135	514,003	481,571
Income from operations	73,678	53,946	249,600	165,499
Interest expense, net	(2,318)	(2,070)	(8,812)	(8,404)
Other income, net	7,519	5,858	26,900	15,452
Income before income taxes and income (loss) from equity method investments	78,879	57,734	267,688	172,547
Income tax expense	(16,099)	(14,468)	(64,482)	(45,346)
Income (loss) from equity method investments	2	106	977	(334)
Net income attributable to common stockholders	$62,782	$43,372	$204,183	$126,867
Net income attributable to common stockholders per share:
Basic	$1.47	$1.02	$4.79	$3.00
Diluted	$1.42	$1.01	$4.69	$2.97
Weighted average shares used in computing per share amounts:
Basic	42,760,745	42,434,397	42,626,588	42,286,392
Diluted	44,248,689	42,849,355	43,535,441	42,728,108

STRIDE, INC. CONSOLIDATED BALANCE SHEETS
	June 30,
	2024	2023
	(In thousands except share and per share data)
ASSETS
Current assets
Cash and cash equivalents	$500,614	$410,807
Accounts receivable, net of allowance of $31,298 and $30,031	472,754	463,722
Inventories, net	36,748	36,716
Prepaid expenses	29,164	24,817
Marketable securities	191,672	111,918
Other current assets	14,494	17,219
Total current assets	1,245,446	1,065,199
Operating lease right-of-use assets, net	54,503	69,508
Property and equipment, net	50,856	52,332
Capitalized software, net	81,952	83,465
Capitalized curriculum development costs, net	53,232	50,787
Intangible assets, net	60,282	74,771
Goodwill	246,676	246,676
Deferred tax asset	7,200	8,776
Deposits and other assets	120,318	109,152
Total assets	$1,920,465	$1,760,666
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$40,970	$48,854
Accrued liabilities	60,796	76,626
Accrued compensation and benefits	64,878	57,426
Deferred revenue	35,742	76,159
Current portion of finance lease liability	29,146	35,621
Current portion of operating lease liability	12,748	14,449
Total current liabilities	244,280	309,135
Long-term finance lease liability	26,452	21,278
Long-term operating lease liability	45,192	59,425
Long-term debt	414,675	413,035
Other long-term liabilities	13,841	10,497
Total liabilities	744,440	813,370
Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $0.0001; 10,000,000 shares authorized; zero shares issued or outstanding	—	—
Common stock, par value $0.0001; 100,000,000 shares authorized; 48,576,164 and 48,339,048 shares issued; and 43,241,421 and 43,004,305 shares outstanding, respectively	4	4
Additional paid-in capital	720,033	695,480
Accumulated other comprehensive loss	(42)	(35)
Retained earnings	558,512	354,329
Treasury stock of 5,334,743 shares at cost	(102,482)	(102,482)
Total stockholders’ equity	1,176,025	947,296
Total liabilities and stockholders' equity	$1,920,465	$1,760,666

	Year Ended
	June 30,
	2024	2023
	(In thousands)
Cash flows from operating activities
Net income	$204,183	$126,867
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	109,683	110,358
Stock-based compensation expense	31,462	20,320
Deferred income taxes	2,890	(10,373)
Provision for credit losses	22,844	9,158
Amortization of fees on debt	1,640	1,597
Noncash operating lease expense	14,246	14,728
Other	849	(1,966)
Changes in assets and liabilities:
Accounts receivable	(32,056)	(54,908)
Inventories, prepaid expenses, deposits and other current and long-term assets	(8,877)	(19,389)
Accounts payable	(6,844)	(11,999)
Accrued liabilities	(16,556)	24,132
Accrued compensation and benefits	7,394	(15,473)
Operating lease liability	(14,990)	(12,243)
Deferred revenue and other liabilities	(37,071)	22,341
Net cash provided by operating activities	278,797	203,150
Cash flows from investing activities
Purchase of property and equipment	(2,270)	(4,336)
Capitalized software development costs	(40,653)	(44,973)
Capitalized curriculum development costs	(18,666)	(17,239)
Sale of other investments	—	60
Acquisition of assets	—	(1,409)
Other acquisitions, loans and investments, net of distributions	(5,196)	(1,652)
Proceeds from the maturity of marketable securities	204,487	91,879
Purchases of marketable securities	(277,573)	(140,570)
Net cash used in investing activities	(139,871)	(118,240)
Cash flows from financing activities
Repayments on finance lease obligations	(40,919)	(42,956)
Payments of contingent consideration	—	(7,024)
Proceeds from exercise of stock options	—	20
Repurchase of restricted stock for income tax withholding	(8,200)	(13,541)
Net cash used in financing activities	(49,119)	(63,501)
Net change in cash, cash equivalents and restricted cash	89,807	21,409
Cash, cash equivalents and restricted cash, beginning of period	410,807	389,398
Cash, cash equivalents and restricted cash, end of period	$500,614	$410,807

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with GAAP, we have presented adjusted operating income (loss), EBITDA, and adjusted EBITDA, which are not presented in accordance with GAAP.

  Adjusted operating income (loss) is defined as income (loss) from operations as adjusted for stock-based compensation and the amortization of intangible assets.
  EBITDA is defined as income (loss) from operations as adjusted for depreciation and amortization.
  Adjusted EBITDA is defined as income (loss) from operations as adjusted for stock-based compensation and depreciation and amortization.
  Adjusted EBITDA and adjusted operating income (loss) exclude stock-based compensation, which consists of expenses for stock options, restricted stock, restricted stock units, and performance stock units.

Management believes that the presentation of these non-GAAP financial measures provides useful information to investors relating to our financial performance. Adjusted operating income (loss) and Adjusted EBITDA remove stock-based compensation, which is a non-cash charge that varies based on market volatility and the terms and conditions of the awards. EBITDA and Adjusted EBITDA remove depreciation and amortization, which can vary depending upon accounting methods and the book value of assets. EBITDA and Adjusted EBITDA provide a measure of corporate performance exclusive of capital structure and the method by which assets were acquired.

Our management uses these non-GAAP financial measures:

  as additional measures of operating performance because they assist us in comparing our performance on a consistent basis; and
  in presentations to the members of our Board of Directors to enable our Board to review the same measures used by management to compare our current operating results with corresponding prior periods.

Other companies may define these non-GAAP financial measures differently and, as a result, our use of these non-GAAP financial measures may not be directly comparable to similar non-GAAP financial measures used by other companies. Although we use these non-GAAP financial measures to assess the performance of our business, the use of non-GAAP financial measures is limited as they include and/or do not include certain items not included and/or included in the most directly comparable GAAP financial measure.

These non-GAAP financial measures should be considered in addition to, and not as a substitute for, revenues, income (loss) from operations, net income (loss) and net income (loss) per share or other related financial information prepared in accordance with GAAP. Adjusted EBITDA is not intended to be a measure of liquidity. You are cautioned not to place undue reliance on these non-GAAP financial measures.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

Fourth Quarter and Full Fiscal Year 2024

Reconciliation of Income from Operations to Adjusted Operating Income

	Three Months Ended		Year Ended
	June 30,		June 30,
	2024	2023	2024	2023
	(In thousands)
Income from operations	$73,678	$53,946	$249,600	$165,499
Amortization of intangible assets	4,028	5,360	12,878	15,208
Stock-based compensation expense	10,190	5,124	31,462	20,320
Adjusted operating income	87,896	64,430	293,940	201,027

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Year Ended June 30,
	2024	2023	2024	2023
	(In thousands)
Net income	$62,782	$43,372	$204,183	$126,867
Interest expense, net	2,318	2,070	8,812	8,404
Other income, net	(7,519)	(5,858)	(26,900)	(15,452)
Income tax expense	16,099	14,468	64,482	45,346
(Income) loss from equity method investments	(2)	(106)	(977)	334
Depreciation and amortization	28,219	29,702	109,683	110,358
EBITDA	101,897	83,648	359,283	275,857
Stock-based compensation expense	10,190	5,124	31,462	20,320
Adjusted EBITDA	$112,087	$88,772	$390,745	$296,177